Exhibit 99.3


                                                Citizens Communications
                                                3 High Ridge Park
                                                Stamford, CT  06905
                                                203.614.5600
                                                Web site: www.czn.net
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FOR IMMEDIATE RELEASE

Contact:
Michael Bromley
Investor Relations
203.614.5218
mbromley@czn.com




            Citizens Communications Declares Second Quarter Dividend


Stamford, Conn. May 25, 2006 - Citizens Communications Company (NYSE:CZN) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share, payable on June 30, 2006 to holders of record at the close of business on June 9, 2006.

About Citizens Communications Company

Citizens  Communications  Company (NYSE:  CZN) is a full-service  communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and internet services, as well as bundled offerings, ESPN360 streaming video, security solutions and specialized bundles for small businesses and home offices. Additional information about Frontier's products and services is available at www.frontier.myway.com and www.frontieronline.com. For more information about Citizens Communications, visit www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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